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                                                                   EXHIBIT 99(a)













                                   DETACH HERE

                                      PROXY

                          CONTINENTAL NATURAL GAS, INC.

                         1437 South Boulder, Suite 1250
                              Tulsa, Oklahoma 74119

                        THIS PROXY IS SOLICITED ON BEHALF
                            OF THE BOARD OF DIRECTORS

     The undersigned, having duly received the Notice of Special Meeting and Proxy Statement dated September ___, 1998, appoints Gary C. Adams and William W. Pritchard proxies (each with the power to act alone and with the power of substitution and revocation), to represent the undersigned and to vote, as designated below, all shares of Common Stock of Continental Natural Gas, Inc. which the undersigned is entitled to vote at the Special Meeting of Stockholders of Continental Natural Gas, Inc. to be held on October ___, 1998 at the _________________________________________________, Tulsa, Oklahoma ______, at
10:00 a.m., C.D.T., and any adjournment thereof. Each of the matters set forth below has been proposed by the Company.


 SEE                                                            SEE REVERSE
 REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE          SIDE

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                                   DETACH HERE

[x]  Please mark
     votes as in
     this example.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR all of the above items.

    1. APPROVAL OF AGREEMENT AND PLAN OF MERGER DATED JULY 31, 1998, BY AND AMONG CONTINENTAL NATURAL GAS, INC. AND CMS ENERGY CORPORATION, ET AL. AND ALL RELATED TRANSACTIONS CONTEMPLATED THEREIN.

                     FOR              AGAINST           ABSTAIN

                     [ ]                [ ]               [ ]


    2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting



                           MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW  [ ]



       PLEASE SIGN, DATE AND MAIL THIS PROXY IN THE ENCLOSED ADDRESSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE U.S.

       Please sign exactly as your name appears hereon. Jointly owned shares will be voted as directed if one owner signs unless another owner instructs to the contrary, in which case the shares will not be voted. If signing in a representative capacity, please indicate title and authority.

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Signature:__________________________________ Date:________________ Signature:_______________________________ Date:_______________

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